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                                                                   EXHIBIT 10.36

                             EMPLOYMENT AGREEMENT

     This Agreement ("Agreement") dated this 1st day of November, 1997 between Vitalink Pharmacy Services, Inc. ("Employer" or "Vitalink"), a Delaware corporation with its principal office at 1250 East Diehl Road, Suite 208, Naperville, Illinois 60563 ("Principal Office"), and Thomas J. Santoro ("Employee"), sets forth the terms and conditions governing the employment relationship between Employee and Vitalink.

     1. Employment. During the term of this Agreement, as hereinafter defined, Employer hereby employs Employee as Vice President and Corporate Controller. Employee hereby accepts such employment upon the terms and conditions hereinafter set forth and agrees to faithfully and to the best of his/her ability perform such duties as may be from time to time assigned by Employer, its Board of Directors or its designees, such duties at all times to be rendered at the Principal Office of Employer and to be consistent with the duties customarily associated with Employee's position and title.

     2. Term. Subject to the provisions for termination hereinafter provided, the term of this Agreement shall begin on the date of this Agreement and shall terminate on April 30, 1999. Upon expiration of said period, the parties may extend the term of they mutually agree to do so.

     3. Compensation. For all services rendered by Employee under this Agreement during the term thereof, Employer shall pay Employee the following compensation:

          a) Salary. A base salary of One Hundred Fifteen Thousand Dollars ($115,000.00) per annum payable in accordance with Employer's standard payroll practices from time to time in effect. Such salary shall be reviewed annually and may be increased in accordance with Employer's standard practices.

          b) Incentive Bonus. Employee shall have the opportunity to earn a percentage of the base salary set forth in subparagraph 3(a) above in Employer's bonus plans as adopted from time to time by Employer's Board of Directors.

          c) Automobile. Employer shall provide Employee with the use of a suitable automobile during the term of this Agreement, and shall provide gas, oil, maintenance, insurance and other operating expenses for such automobile, or may provide a car allowance in lieu of the foregoing, in accordance with Employer's standard practices.

          d) Stock Options. Employee shall be eligible to receive options under the Vitalink Pharmacy Services, Inc. 1996 Long Term Incentive Plan, or similar plan, to


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     purchase common shares of Vitalink or receive stock appreciation rights in accordance with the policy of the Vitalink Board of Directors as in effect from time to time.

          e) Other Benefits. Employee shall, when eligible, be entitled to participate in all other fringe benefits accorded headquarters employees by Employer as are in effect from time to time.

     4. Extent of Services. Employee shall devote his full time, attention, and energies to the business of Employer, and shall not during the term of this Agreement be engaged in any other business activity whether or not such business activity is pursued for gain, profit, or other pecuniary advantage; but this shall not be construed as preventing Employee from investing his/her assets in the securities of public companies, or the securities of private companies or limited partnerships, if such holdings are passive investments of One Percent (1%) of less of outstanding securities and Employee does not hold positions of director, officer, employee or general partner of such company or partnership. Employee warrants and represents that he/she has no contracts or obligations to others which would materially inhibit the performance of his/her services under this Agreement.

     5. Disclosure of Use of Information. Employee recognizes and acknowledges that Employer's and its affiliates' present and prospective clients, contracts, development plans, operating data, policies and personnel, as they may exist from time to time, are valuable, special and unique assets of Employer's business. Throughout the term of this Agreement and for a period of two (2) years after its termination or expiration for whatever cause or reason, Employee shall not directly or indirectly, or cause others to: (1) make use of or disclose to others any information relating to the business of Employer that has not otherwise been made public, including but not limited to Employer's and its affiliates' present or prospective clients, contracts, development plans, operating data and policies; or (2) without Employer's prior written consent, offer employment to or employ on behalf of Employee or any other person, any person who at any time is or has been within the preceding one (1) year an employee of Employer or any affiliate of Employer, or induce such person directly to leave his or her employment. In the event of an actual or threatened breach by Employee of the provisions of this paragraph, Employer shall be entitled to injunctive relief restraining Employee from committing such breach or threatened breach. Nothing herein stated shall be construed as


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preventing Employer from pursuing any other remedies available to Employer for such breach or threatened breach, including the recovery of damages from Employee.

     6. Notices. Any notice, request or demand required or permitted to be given under this Agreement shall be in writing, and shall be delivered personally to the recipient or sent by certified, registered or overnight mail to his/her resident in the case of Employee, or to the Principal Office in the case of the Employer.

     7. Elective Position. Nothing contained in this Agreement is intended to nor shall be construed to abrogate, limit or affect the powers, rights and privileges of the Board of Directors or stockholders to remove Employee as Vice President and Corporate Controller, with or without just cause, during the term of this Agreement or to elect someone other than Employee as Vice President and Corporate Controller as provided by law and the By-Laws of Employer; provided; however, that if Employee is so removed without cause, it is expressly understood and agreed, in the event any one or combination of the foregoing occurs, Employee's rights under this Agreement shall in no way be prejudiced, and Employee shall be entitled to immediately receive compensation referred to in paragraph 3 above, except ungranted stock options, provided that he is ready, willing and able to perform the duties and responsibilities set forth above. Notwithstanding the foregoing, the election or appointment of Employee to a different executive position shall not be considered removal hereunder.
Employee upon removal shall be entitled to pursue other employment, and Employer shall be entitled to receive as offset and thereby reduce its payment, the amount received by Employee from any other active employment. As a condition to Employee receiving his compensation from Employer, Employee agrees to furnish Employer annually with full information regarding such other employment and to permit inspection of his employment records and copies of his income tax returns. Employer shall receive credit for unemployment insurance benefits, social security insurance or like amounts actually received by Employee.

     8. Waiver of Breach. The waiver of either party of a breach of any provision of this Agreement shall not operate or be construed as a waiver of any subsequent breach.

     9. Assignment. The rights and obligations of Employer under this Agreement shall insure to the benefit of and shall be binding upon the successors and assigns of Employer. The obligations of Employee hereunder may not be assigned or delegated.


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     10.  Termination of Agreement.  This Agreement shall terminate upon the following events and conditions:

          (a)  Upon expiration of its term.

          (b) For just cause, including but not limited to refusal to carry out duties and instructions relative to this position, dishonesty, violation of this Agreement, and any willful acts or omissions inimical to or contrary to policies of Employer not arbitrarily applied in the case of Employee. Just cause shall also include solicitation by Employee of offers of employment from others and solicitation by Employee of the services of, or positive response by Employee to solicitation by, professional search or executive recruitment organizations prior to the last year of this Agreement. Employee shall be entitled to fourteen (14) days advance written notice of termination, except where the basis for termination constitutes conduct on the part of Employee involving dishonesty or bad faith, in which case the termination shall be effective upon the sending of notice.

          (c) In the event that Employee is unable to perform the services called for hereunder by reason of incapacity or disablement for more than six (6) months (whether or not consecutive) in any period of twenty-four
     (24) consecutive months, Employer shall have the right to terminate this Agreement by written notice to Employee. Not withstanding such termination, Employee shall be entitled to any disability benefits accorded headquarters employees pursuant to paragraph 3(e) above. In the event of such termination, all non-vested obligations of Employer or Employee pursuant to this Agreement shall terminate.

          (d) In the event of Employee's death during the term of this Agreement, the Agreement shall terminate as of the date thereof.

     11. Entire Agreement. This instrument contains the entire agreement of the parties. It may be changed only by an agreement in writing signed by the party against whom enforcement of any waiver, change, modification, extension, or discharge is sought. This Agreement shall be governed by the laws of the State of Illinois, and any litigation shall be conducted in the State of Illinois.


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     IN WITNESS WHEREOF, the parties have executed this Agreement on the date first set forth above.

                                       Employer:
Attest:                                VITALINK PHARMACY SERVICES, INC.


/s/ Robert W. Horner, III                  /s/ Donna L. DeNardo
__________________________________     By:_____________________________________
Robert W. Horner, III                     Donna L. DeNardo
Secretary                                 President and Chief Operating Officer


Witness:                               Employee:


/s/ Scott T. Macomber                  /s/ Thomas J. Santoro
__________________________________     ________________________________________
                                       Thomas J. Santoro